Exhibit 4.8

English Translation of Chinese Original

PetroChina Company Limited

Confirmation Letter

This letter refers to the Land Use Rights Leasing Contract (the “Land Lease Contract”) dated March 10, 2000 by and between PetroChina Company Limited (as lessee) (the “Company”, “we”, “us” or “our”) and China National Petroleum Corporation (as lessor) (“CNPC”), and the Supplemental Agreement to Land Use Rights Leasing Contract (the “Supplemental Agreement”) dated August 25, 2011 by and between the Company and CNPC in respect of the parcels of land with an aggregate area of approximately 1,782,970,000 square meters owned by CNPC and its subsidiary or controlled companies, enterprises or units (the “Leased Land”). In accordance with Article 5 of the Supplemental Agreement, adjustments to the area of the Leased Land or the rent may be made by confirmation letter agreed by both parties.

In addition, this letter also refers to the Buildings Leasing Contract (the “Buildings Lease Contract”) dated August 24, 2017 by and between the Company (as lessee) and CNPC (as lessor) in respect of the Company’s lease from CNPC of certain buildings with an aggregate area of 1,152,968.01 square meters owned by CNPC and its subsidiaries or controlled companies, enterprises or units (the “Leased Buildings”). In accordance with Section 11.4 of the Buildings Lease Contract, adjustments to the area of the Leased Buildings or the rent may be made by confirmation letter agreed by both parties.

We hereby confirm as follows in respect of the adjustments to the area of and the rent for the Leased Land under the Land Lease Contract and the Supplemental Agreement and the adjustments to the area of and the rent for the Leased Buildings under the Buildings Lease Contract:

1. Starting from January 1, 2021, the area of and the rent for the Leased Land shall be adjusted in accordance with the “Schedule of Leased Land” attached hereto as Appendix 1. Other than those adjustments to the area of and the rent for the Leased Land under the Land Lease Contract and the Supplemental Agreement, the provisions of the Land Lease Contract and Supplemental Agreement shall remain unchanged.

2. Starting from January 1, 2021, the area of and the rent for the Leased Buildings shall be adjusted in accordance with the “Schedule of Leased Buildings” attached hereto as Appendix 2. Other than those adjustments to the area of and the rent for the Leased Buildings under the Buildings Lease Contract, the provisions of the Buildings Lease Contract shall remain unchanged.

You are hereby notified of our confirmation as set forth above.

PetroChina Company Limited (affixed with the company seal of PetroChina)

Authorized Representative:	/s/
CHAI Shouping

August 27, 2020

Appendix 1: Schedule of Leased Land

No.	Business Segments	Area of Plots (in 10,000 m2)	Estimated Annual Rent for 2021 (in RMB10,000)(The actual rent shall be the amount agreed in the executed Land Lease Contract)
I.	Oil & Gasfield Enterprises	105,797.60	488,974.47

1.	Daqing Oilfield Co., Ltd.	60,952.97	308,391.47
2.	PetroChina Liaohe Oilfield Company	5,190.35	12,225.18
3.	PetroChina Changqing Oilfield Company	3,135.91	11,792.11
4.	PetroChina Tarim Oilfield Company	5,683.74	18,574.67
5.	PetroChina Xinjiang Oilfield Company	9,797.74	54,867.39
6.	PetroChina Southwest Oil & Gasfield Company	1,474.23	5,218.16
7.	PetroChina Jilin Oilfield Company	4,341.35	20,055.24
8.	PetroChina Dagang Oilfield Company	2,371.59	20,634.18
9.	PetroChina Qinghai Oilfield Company	929.75	2,492.94
10.	PetroChina Huabei Oilfield Company	1,767.42	3,629.74
11.	PetroChina Tuha Oilfield Company	7,770.82	21,810.83
12.	PetroChina Jidong Oilfield Company	1,274.88	6,505.45
13.	PetroChina Yumen Oilfield Company	1,106.86	2,777.11
II.	Refineries	7311.88	68,548.99

1	PetroChina Daqing Petrochemical Company	1,245.94	8,669.34
2	PetroChina Jilin Petrochemical Company	244.59	3,220.47
3	PetroChina Fushun Petrochemical Company	743.66	8,150.05
4	PetroChina Liaoyang Petrochemical Company	925.90	7,905.64
5	PetroChina Lanzhou Petrochemical Company	496.51	6,972.15
6	PetroChina Dushanzi Petrochemical Company	785.31	5,698.58
7	PetroChina Urumqi Petrochemical Company	976.91	5,194.40
8	PetroChina Ningxia Petrochemical Company	121.48	500.00
9	PetroChina Dalian Petrochemical Company	223.40	4,064.74
11	PetroChina Jinzhou Petrochemical Company	312.17	4,871.33
12	PetroChina Jinxi Petrochemical Company	373.73	3,962.10
13	PetroChina Daqing Refinery Company	12.42	64.05
14	PetroChina Harbin Petrochemical Company (Harbin Refinery)	97.23	1,575.01
15	PetroChina North China Petrochemical Company	69.06	324.56
16	PetroChina Huhhot Petrochemical Company	256. 78	2,062.68
17	PetroChina Liaohe Petrochemical Company	142.63	2,570.93
18	PetroChina Changqing Petrochemical Company	3.91	143.00
19	PetroChina Karamay Petrochemical Company	280.24	2,599.96
III.	Natural Gas and Pipeline Storage and Transportation Enterprises	959.83	8,005.75

1	PetroChina Pipeline Company	498.94	5,730.98
2	PetroChina West Pipeline Co., Ltd.	460.89	2,274.77
IV.	Marketing Companies	101.11	1,707.58

1	PetroChina Qinghai Marketing Company	84.63	381.08
2	PetroChina Xinjiang Marketing Company	16.48	1,326.50
V.	Scientific Research and Social Institutions	2.30	80. 16

1	CNPC Science and Technology Research Institute	2.04	78.60
2	PetroChina HK	0.26	1. 56
Total		114,172.71	567,316.95

Appendix 2: Schedule of Leased Buildings

No.	Business Segments	Area of Plots (in m2)	Estimated Annual Rent for 2021 (in RMB) (The actual rent shall be the amount agreed in the executed Land Lease Contract)
I.	Oil & Gasfield Enterprises	644,857.73	230,811,000.00

1	Daqing Oilfield Co., Ltd.	31,906.6	7,779,000.00
2	PetroChina Changqing Oilfield Company	203,106.92	88,233,000.00
3	PetroChina Xinjiang Oilfield Company	68,090.45	3,891,000.00
4	PetroChina Southwest Oil & Gasfield Company	82,644.99	22,022,000.00
5	PetroChina Coalbed Methane Co., Ltd.	30,472.92	37,265,000.00
6	PetroChina Jilin Oilfield Company	101,757.58	27,085,000.00
7	PetroChina Dagang Oilfield Company	55,720.75	34,136,000.00
8	PetroChina Liaohe Oilfield Company	13,642.27	826,000.00
9	PetroChina Jidong Oilfield Company	44,469.73	8,890,000.00
10	PetroChina North China Oilfield Company	223.00	172,000.00
11	PetroChina Tuha Oilfield Company	12,822.52	1,153,000.00
II.	Refineries	393,831.48	191,183,000.00

1	PetroChina Daqing Petrochemical Company	26,482.00	7,957,000.00
2	PetroChina Daqing Refining & Petrochemical Company-Linyuan Energy	25,238.84	18,048,000.00
3	PetroChina Dushanzi Petrochemical Company	48,019.45	4,318,000.00
4	PetroChina Guangdong Petrochemical Company	1,064.62	889,000.00
5	PetroChina Jilin Petrochemical Company	564. 12	98,000.00
6	PetroChina Lanzhou Petrochemical Company	53,662.11	44,785,000.00
7	PetroChina Urumqi Petrochemical Company	60,101.48	5,401,000.00
8	PetroChina Changqing Petrochemical Company	2,870.00	1,924,000.00
9	PetroChina Karamay Petrochemical Company	28,047.56	2,522,000.00
11	PetroChina Dalian Petrochemical Company	23,800.00	8,389,000.00
12	PetroChina Jinxi Petrochemical Company	28,833.67	31,468,000.00
13	PetroChina Fushun Petrochemical Company	58,774.19	22,639,000.00
14	PetroChina South China Chemicals & Marketing Company	4,133.70	4,861,000.00
15	PetroChina East China Chemicals & Marketing Company	148. 10	445,000.00
16	PetroChina Northeast Chemicals & Marketing Company	7,928.70	7,975,000.00
17	PetroChina Lubricant Company	18,565.94	26,220,000.00
18	PetroChina Fuel Oil Company Limited	5,597.00	3,244,000.00
III.	Marketing Companies	95,267.54	99,553,000.00

1	PetroChina Shanghai Marketing Company	14,604.50	30,326,000.00
2	PetroChina Hubei Marketing Company	3,480.90	1,612,000.00
3	PetroChina Yunnan Marketing Company	9,268.61	9,530,000.00
4	PetroChina Northwest Marketing Company	14,550.00	14,490,000.00
5	PetroChina Guangxi Marketing Company	8,742.96	6,680,000.00
6	PetroChina Guangdong Marketing Company	14,853.18	19,522,000.00
7	PetroChina Northeast Marketing Company	17,893.00	6,029,000.00
8	PetroChina Beijing Marketing Company	513.01	931,000.00
9	PetroChina Xinjiang Marketing Co., Ltd.	234.00	472,000.00
10	PetroChina Hebei Marketing Company	3,438.60	2,249,000.00
11	PetroChina Hunan Marketing Company	7,080.84	7,509,000.00
12	PetroChina Sichuan Marketing Company	607.94	203,000.00
IV.	Natural Gas Marketing Enterprises	39,468.26	43,073,000.00

1	PetroChina Natural Gas Marketing Branch (Kunlun Energy Company Limited)	25,089.30	28,534,000.00
2	PetroChina Natural Gas Marketing General Company	14,378.96	14,539,000.00

V.	International Operations	3,305	9,359,000.00

1	PetroChina International Co., Ltd.	3,305	9,359,000.00
VI.	Scientific Research and Other Entities	110,756.40	138,380,000.00

1	PetroChina Planning & Engineering Institute	25,952.45	14,495,000.00
2	Petrochemical Research Institute	61,570.45	34,390,000.00
3	PetroChina Company Limited	23,233.50	89,495,000.00
Total		1,287,486.41	713,000,000.00

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